SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 21, 2007

BEAZER HOMES USA, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-12822	54-2086934
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1000 Abernathy Road, Suite 1200
Atlanta, Georgia 30328
(Address of Principal
Executive Offices)

(770) 829-3700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02               Termination of a Material Definitive Agreement

Item 5.02                                           Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 21, 2007, Beazer Homes USA, Inc. issued a press release announcing the resignation of James O’Leary, Executive Vice President and Chief Financial Officer, effective March 23, 2007.  Mr. O’Leary is leaving the Company to become President and Chief Executive Officer of Kaydon Corporation, where he has been a member of the Board of Directors since 2005.  For further information, please refer to the press release attached hereto as exhibit 99.1.

As a result of his resignation, Mr. O’Leary’s amended and restated employment agreement dated September 1, 2004, first amendment to the amended and restated employment agreement dated February 3, 2006 and amended and restated supplemental employment agreement dated February 3, 2006 have terminated.  Mr. O’Leary’s employment agreements and related amendments were filed as exhibits to the Company’s Form 8-K filed with the Securities and Exchange Commission on September 1, 2004 and to the Company’s Form 10-Q for the quarter ended March 31, 2006 filed with the Securities and Exchange Commission on May 10, 2006 and are hereby incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

99.1	Press Release issued March 21, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAZER HOMES USA, INC.

Date: March 22, 2007	By:	/s/ Ian J. McCarthy
Ian J. McCarthy
President and Chief Executive Officer